Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Select Tax-Free Income
Portfolio
33-45421
811-06548

An annual meeting of the
shareholders of the Nuveen Select
Tax-Free Income Portfolio was held
on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;


Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 15,137,158
Withhold 113,882

Lawrence H. Brown
For  15,133,657
Withhold 117,383

Jack B. Evans
For  15,139,257
Withhold  111,783

William C. Hunter
For 15,139,257
Withhold  111,783

David J. Kundert
For 15,139,928
Withhold  111,112

William J. Schneider
For 15,140,928
Withhold  110,112

Timothy R. Schwertfeger
For 15,140,188
Withhold  110,852

Judith M. Stockdale
For 15,141,128
Withhold  109,912

Eugene S. Sunshine
For  15,140,257
Withhold  110,783

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
15,020,161 and
the number of negative votes:  59,470

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007670.